INDENTURE



                                     Between



                             LILLY INDUSTRIES, INC.



                                       and



                          HARRIS TRUST AND SAVINGS BANK



                                   dated as of



                                November 10, 1997


                                     -------

                          7-3/4% Senior Notes Due 2007










                                TABLE OF CONTENTS


                                                                            Page
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                                    ARTICLE I

                   Definitions and Incorporation by Reference

    ------------------------     ------------------------------------------

    SECTION 1.01.                Definitions                                1
    ------------------------     ------------------------------------------

    SECTION 1.02.                Other Definitions                         20
    ------------------------     ------------------------------------------

    SECTION 1.03.                Incorporation by Reference of Trust
                                 Indenture Act                             20
    ------------------------     ------------------------------------------

    SECTION 1.04                 Rules of Construction                     20
    ------------------------     ------------------------------------------

                                    ARTICLE 2

                                 The Securities

    ------------------------     ------------------------------------------

    SECTION 2.01.                Form and Dating                           21
    ------------------------     ------------------------------------------

    SECTION 2.02.                Execution and Authentication              22
    ------------------------     ------------------------------------------

    SECTION 2.03.                Registrar and Paying Agent                22
    ------------------------     ------------------------------------------

    SECTION 2.04.                Paying Agent To Hold Money
                                 in Trust                                  23
    ------------------------     ------------------------------------------

    SECTION 2.05.                Securityholder Lists                      23
    ------------------------     ------------------------------------------

    SECTION 2.06.                Replacement Securities                    23
    ------------------------     ------------------------------------------

    SECTION 2.07.                Outstanding Securities                    24
    ------------------------     ------------------------------------------

    SECTION 2.08.                Temporary Securities                      24
    ------------------------     ------------------------------------------

    SECTION 2.09.                Cancelation                               25
    ------------------------     ------------------------------------------

    SECTION 2.10.                Defaulted Interest                        25
    ------------------------     ------------------------------------------

    SECTION 2.11.                CUSIP Numbers                             25
    ------------------------     ------------------------------------------

                                    ARTICLE 3

                                   Redemption

    ------------------------     ------------------------------------------

    SECTION 3.01.                Notices to Trustee                        25
    ------------------------     ------------------------------------------

    SECTION 3.02.                Selection of Securities To Be
                                 Redeemed                                  26


    SECTION 3.03.                Notice of Redemption                      26
    ------------------------     ------------------------------------------

    SECTION 3.04.                Effect of Notice of Redemption            27
    ------------------------     ------------------------------------------

    SECTION 3.05.                Deposit of Redemption Price               27
    ------------------------     ------------------------------------------

    SECTION 3.06.                Securities Redeemed in Part               27

                                    ARTICLE 4

                                    Covenants

    ------------------------     ------------------------------------------

    SECTION 4.01.                Payment of Securities                     28
    ------------------------     ------------------------------------------

    SECTION 4.02.                Commission Reports                        28
    ------------------------     ------------------------------------------

    SECTION 4.03.                Compliance Certificate                    28
    ------------------------     ------------------------------------------

    SECTION 4.04.                Further Instruments and Acts              29
    ------------------------     ------------------------------------------

    SECTION 4.05.                Corporate Existence                       29
    ------------------------     ------------------------------------------

    SECTION 4.06.                Limitation on Debt                        29
    ------------------------     ------------------------------------------

    SECTION 4.07.                Limitation on Liens                       30
    ------------------------     ------------------------------------------

    SECTION 4.08.                Limitation on Sale and Leaseback          30
                                   Transactions
    ------------------------     ------------------------------------------

    SECTION 4.09.                Exempted Debt                             30
    ------------------------     ------------------------------------------

    SECTION 4.10.                Designation of Restricted and
                                   Unrestricted Subsidiaries               31
    ------------------------     ------------------------------------------

                                    ARTICLE 5

                                Successor Company

    ------------------------     ------------------------------------------

    SECTION 5.01.                When Company May Merge or Transfer
                                   Assets                                  32
    ------------------------     ------------------------------------------

    SECTION 5.02.                Successor Substituted                     33
    ------------------------     ------------------------------------------

                                    ARTICLE 6

                              Defaults and Remedies

    ------------------------     ------------------------------------------
     SECTION 6.01.                Events of Default                         33
    ------------------------     ------------------------------------------
    SECTION 6.02.                Acceleration                              35
    ------------------------     ------------------------------------------

    SECTION 6.03.                Other Remedies                            36


    SECTION 6.04.                Waiver of Past Defaults                   36
    ------------------------     ------------------------------------------

    SECTION 6.05.                Control by Majority                       36
    ------------------------     ------------------------------------------
    SECTION 6.06.                Limitation on Suits                       37
    ------------------------     ------------------------------------------
    SECTION 6.07.                Rights of Holders To Receive Payment      37
    ------------------------     ------------------------------------------
    SECTION 6.08.                Collection Suit by Trustee                37
    ------------------------     ------------------------------------------
    SECTION 6.09.                Trustee May File Proofs of Claim          38
    ------------------------     ------------------------------------------
    SECTION 6.10.                Priorities                                38
    ------------------------     ------------------------------------------
    SECTION 6.11.                Undertaking for Costs                     38
    ------------------------     ------------------------------------------
    SECTION 6.12.                Waiver of Stay or Extension Laws          39

                                    ARTICLE 7

                                     Trustee

    ------------------------     ------------------------------------------

    SECTION 7.01.                Duties of Trustee                         39
    ------------------------     ------------------------------------------

    SECTION 7.02.                Rights of Trustee                         40
    ------------------------     ------------------------------------------

    SECTION 7.03.                Individual Rights of Trustee              41
    ------------------------     ------------------------------------------

    SECTION 7.04.                Trustee's Disclaimer                      41
    ------------------------     ------------------------------------------

    SECTION 7.05.                Notice of Defaults                        41
    ------------------------     ------------------------------------------

    SECTION 7.06.                Reports by Trustee to Holders             42
    ------------------------     ------------------------------------------

    SECTION 7.07.                Compensation and Indemnity                42
    ------------------------     ------------------------------------------

    SECTION 7.08.                Replacement of Trustee                    43
    ------------------------     ------------------------------------------

    SECTION 7.09.                Successor Trustee by Merger               44
    ------------------------     ------------------------------------------

    SECTION 7.10.                Eligibility; Disqualification             44
    ------------------------     ------------------------------------------

    SECTION 7.11.                Preferential Collection of Claims Against
                                 Company
                                                                           44
    ------------------------     ------------------------------------------

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

    ------------------------     ------------------------------------------

    SECTION 8.01.                Discharge of Liability on Securities;
                                 Defeasance
                                                                            45


    SECTION 8.02.                Conditions to Defeasance                   46
    ------------------------     ------------------------------------------

    SECTION 8.03.                Application of Trust Money                 47
    ------------------------     ------------------------------------------

    SECTION 8.04.                Repayment to Company                       47
    ------------------------     ------------------------------------------

    SECTION 8.05.                Indemnity for Government
                                 Obligations                                47
    ------------------------     ------------------------------------------

    SECTION 8.06.                Reinstatement                              48
    ------------------------     ------------------------------------------

                                 ARTICLE 9

                                   Amendments

    ------------------------     ------------------------------------------

    SECTION 9.01.                Without Consent of Holders                 48
    ------------------------     ------------------------------------------

    SECTION 9.02.                With Consent of Holders                    49
    ------------------------     ------------------------------------------

    SECTION 9.03.                Compliance with Trust Indenture Act        50
    ------------------------     ------------------------------------------

    SECTION 9.04.                Revocation and Effect of Consents
                                 and Waivers                                50
    ------------------------     -------------------------------------------

    SECTION 9.05.                Notation on or Exchange of
                                 Securities                                 50
    ------------------------     -------------------------------------------

    SECTION 9.06.                Trustee To Sign Amendments                 51
    ------------------------     -------------------------------------------

    SECTION 9.07.                Payment for Consent                        51


                                   ARTICLE 10

                                  Miscellaneous

    ------------------------     -------------------------------------------

    SECTION 10.01.               Trust Indenture Act Controls               51
    ------------------------     -------------------------------------------

    SECTION 10.02.               Notices                                    52
    ------------------------     -------------------------------------------

    SECTION 10.03.               Communication by Holders with Other
                                 Holders                                    52
    ------------------------     -------------------------------------------

    SECTION 10.04.               Certificate and Opinion as to Conditions
                                 Precedent                                  52
    ------------------------     -------------------------------------------

    SECTION 10.05.               Statements Required in Certificate or
                                 Opinion                                    53
    ------------------------     -------------------------------------------

    SECTION 10.06.               When Securities Disregarded                53
    ------------------------     -------------------------------------------

    SECTION 10.07.               Rules by Trustee, Paying Agent and
                                 Registrar                                  54
    ------------------------     -------------------------------------------

    SECTION 10.08.               Legal Holidays                             54
    ------------------------     -------------------------------------------

    SECTION 10.09.               Governing Law                              54
    ------------------------     -------------------------------------------

    SECTION 10.10.               No Recourse Against Others                 54
    ------------------------     -------------------------------------------

    SECTION 10.11.               Successors                                 54
    ------------------------     -------------------------------------------

    SECTION 10.12.               Multiple Originals                         54


    SECTION 10.13.               Table of Contents; Headings                55

    Appendix A
             Provisions
             Relating to
             Initial
             Securities,
                               Exchange Securities and Private Exchange
                               Securities

    Exhibit 1 to
    Form of Initial
    Security
    Appendix A

    Exhibit A
             Form of
             Exchange
             Security or
             Private
             Exchange
                               Security

         CROSS-REFERENCE TABLE

  TIA                                                              Indenture
  Section                                                           Section

  310(a)(1)                                                    7.10
     (a)(2)                                                    7.10
     (a)(3)                                                    N.A.
     (a)(4)                                                    N.A.
     (b)                                                       7.08; 7.10
     (c)                                                       N.A.
  311(a)                                                       7.11
     (b)                                                       7.11
     (c)                                                       N.A.
  312(a)                                                       2.05
     (b)                                                         10.03
     (c)                                                         10.03
  313(a)                                                       7.06
     (b)(1)                                                    N.A.
     (b)(2)                                                    7.06
     (c)                                                         10.02
     (d)                                                       7.06
  314(a)                                                       4.02; 4.03;
                                                                 10.02
     (b)                                                       N.A.
     (c)(1)                                                      10.04
     (c)(2)                                                      10.04
     (c)(3)                                                    N.A.
     (d)                                                       N.A.
     (e)                                                         10.05
     (f)                                                       4.03
  315(a)                                                       7.01
     (b)                                                       7.05; 10.02
     (c)                                                       7.01
     (d)                                                       7.01
     (e)                                                          6.11
  316(a)(last      sentence)
                                                                 10.06
     (a)(1)(A)                                                    6.05
     (a)(1)(B)                                                    6.04
     (a)(2)                                                       N.A.
     (b)                                                          6.07
  317(a)(1)                                                       6.08
     (a)(2)                                                       6.09
     (b)                                                          2.04
  318(a)                                                         10.01

     N.A. Means Not Applicable.
  --------------------

  Note:    This
  Cross-Reference Table
  shall not, for any
  purposes, be deemed to
  be part of this
  Indenture.

                         INDENTURE dated as of November 10, 1997,  between LILLY
                    INDUSTRIES, INC., an Indiana corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking association (the "Trustee").


                           Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 7-3/4% Senior Notes Due 2007 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 7-3/4% Senior Notes Due 2007 (the "Exchange Securities") and, if and when issued pursuant to a private exchange for Initial Securities, the Company's 7-3/4% Senior Notes Due 2007 (the "Private Exchange Securities", together with the Exchange Securities and the Initial Securities, the "Securities"):


                                    ARTICLE 1

                   Definitions and Incorporation by Reference

                           SECTION 1.01.  Definitions.

                           "Affiliate" means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Stock or by contract or otherwise.

                           "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) or (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (a) and (b) above, (i) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary and (ii) any disposition effected in compliance with Section 5.01.

                           "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination, (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation" and (b) in all other instances, the present value (discounted at the interest rate borne by the Securities, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                           "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

                           "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                           "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                           "Business Day" means each day which is not a Legal Holiday.

                           "Capital Expenditure Debt" means Debt Incurred by any Person to finance a capital expenditure so long as (a) such capital expenditure is or should be included as an addition to "Property and Equipment" in accordance with GAAP and (b) such Debt is Incurred within 180 days of the date such capital expenditure is made.

                           "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity interest.
                           "Capital Stock Sale Proceeds" means the aggregate Net Cash Proceeds received by the Company from the issue or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees) by the Company of any class of its Capital Stock (other than Disqualified Stock) after the Issue Date.

                           "Capitalized Lease Obligation" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.07, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                           "Code" means the Internal Revenue Code of 1986, as amended.

                           "Commission" means the Securities and Exchange Commission.

                           "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                           "Consolidated  Interest  Coverage Ratio" means, as of
         any date of determination, the ratio of (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that
         (i) if the Company or any Restricted Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence of Debt, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period the Company or any Restricted Subsidiary shall have repaid, repurchased, legally defeased or otherwise discharged any Debt with Capital Stock Sale Proceeds, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge as if such discharge had occurred on the first day of such period, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Asset Sale, or both, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the Property which is the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, in either case as if such Asset Sale had occurred on the first day of such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale, as if such Asset Sale had occurred on the first day of such period (or, if the Capital Stock of any Restricted Subsidiary is sold, by an amount equal to the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property, including any acquisition of Property occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of Property that would have required an adjustment pursuant to clause
         (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale or Investment occurred on the first day of such period. For purposes of this definition, pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

                           "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, including commitment fees, (c) capitalized interest, (d) non-cash interest expense, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees), (g) Redeemable Dividends, (h) Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary,
         (i) interest incurred in connection with Investments in discontinued operations, (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

                           "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries;
         provided, however, that there shall not be included in such Consolidated Net Income (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that (i) subject to the exclusion contained in clause (c) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (c) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, (d) any extraordinary gain or loss, (e) the cumulative effect of a change in accounting principles and (f) any non-cash compensation expense realized for grants of performance shares, stock options or other stock award to officers, directors and employees of the Company or any Restricted Subsidiary.

                           "Consolidated Net Tangible Assets" means, as of any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined and excluding all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries), (2) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as determined in accordance with GAAP, (3) the excess of cost over fair market value of assets or businesses acquired, (4) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP, (5) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary, (6) treasury stock, (7) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities, and (8) Investments in and assets of Unrestricted Subsidiaries.

                           "Consolidated Net Worth" means the excess of assets over liabilities of the Company and its consolidated Subsidiaries, plus Minority Interests, as determined from time to time in accordance with GAAP.

                           "Credit Facility" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the New Bank Credit Facility) providing for revolving credit loans, terms loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit.

                           "Currency Agreement" means in respect of any Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

                           "Debt" means,  with respect to any Person on any date
         of determination (without duplication), (a) the principal of and premium (if any) in respect of (i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement  following  payment  on the  letter of  credit);  (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;
         (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                           "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                           "Disqualified Stock" means, with respect to any Person, Redeemable Stock of such Person as to which (i) the maturity,
         (ii) mandatory redemption or (iii) redemption, conversion or exchange at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that Redeemable Stock of such Person that would not otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock if such Redeemable Stock is convertible or exchangeable into Debt solely at the option of the issuer thereof.

                           "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries, (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense, (iii) depreciation, (iv) amortization of intangibles and (v) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such
         Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                           "Exchange Act" means the Securities Exchange Act of 1934.

                           "Funded Debt" means all Debt of the Company and its Restricted Subsidiaries with a Stated Maturity more than one year after, or which is renewable or extendable at the option of the Company for a period ending more than one year after, the date as of which Funded Debt is being determined.

                           "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

                           "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                           "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

                           "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                           "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that solely for purposes of determining compliance with Section 4.06, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

                           "Indenture" means this Indenture as amended or supplemented from time to time.

                           "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                           "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its fair market value at the time of such Investment.

                           "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

                           "Investment Grade Status" shall be deemed to have been reached on the date that the Securities have an Investment Grade Rating from both Rating Agencies.

                           "Issue Date" means the date on which the Initial Securities are originally issued.

                           "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, security interest, encumbrance, hypothecation, assignment, deposit arrangement, lien, charge or adverse claim affecting title or resulting in an encumbrance against Property (including any Capital Lease Obligation, conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by another Person of Property leased to such Person under a lease that is not in the nature of a Capital Lease Obligation, conditional sale or title retention agreement).

                           "Minority Interest" means any Capital Stock of a Subsidiary of the Company that is not owned by the Company or another such Subsidiary.

                           "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                           "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                           "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, the Corporate Finance Director or the Corporate Accounting Director of the Company.

                           "Officers' Certificate" means a certificate signed by two Officers.

                           "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                           "Permitted Debt" means:

                           (a) Debt of the  Company  under the Credit  Facility,
                  provided that the aggregate principal amount of all such Debt under the Credit Facility, together with all Permitted Refinancing Debt Incurred in respect of Debt previously Incurred pursuant to this clause (a), at any one time outstanding shall not exceed the greater of (i) $175,000,000 and (ii) the sum of amounts equal to (x) 65% of the book value of the inventory of the Company and the Restricted Subsidiaries and (y) 85% of the book value of the accounts receivables of the Company and the Restricted Subsidiaries, in each case as of the end of the most recent fiscal quarter of the Company ending at least 45 prior to the date of determination;

                           (b) Capital  Expenditure Debt,  provided that (i) the
                  aggregate principal amount of such Debt does not exceed the fair market value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased and (ii) the aggregate principal amount of all Debt Incurred pursuant to this clause (b), together with all Permitted Refinancing Debt Incurred in respect of Debt previously Incurred pursuant to this clause (b), during any calendar year does not exceed $25,000,000 (the "Base Amount"), provided that, to the extent not all the Base Amount is utilized to Incur such Debt in such year, up to 50% of such Base Amount may be carried forward to the immediately subsequent year, provided further that any such carried-forward amount shall not be carried forward beyond such immediately subsequent year and, with respect to such immediately subsequent year, shall be utilized only after all the Base Amount for such year has been utilized;

                           (c) Debt of the Company owing to and held by any Wholly Owned Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

                           (d) Debt of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (i) of Section 4.06(a);

                           (e) Debt under Interest Rate Agreements  entered into
                  by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of Section 4.06;

                           (f) Debt under  Currency  Agreements  entered into by
                  the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

                           (g) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

                           (h) Debt outstanding on the Issue Date not otherwise
                  described in clauses (a) through (g) above;

                           (i) Debt (other than Debt  permitted by clause (i) or
                  (ii) of Section 4.06(a) or the other clauses of this paragraph) in an aggregate principal amount outstanding at any one time not to exceed $45,000,000; and

                           (j) Debt under a local currency credit facility entered into to finance the acquisition of the foreign company contemplated by the letter of intent dated August 28, 1997, between the Company and the other parties thereto, provided that the aggregate principal amount outstanding, together with all Permitted Refinancing Debt Incurred in respect of Debt previously Incurred pursuant to this clause (j), at any one time not to exceed $15,000,000; and

                           (k) Permitted Refinancing Debt Incurred in respect of
                  Debt Incurred pursuant to clause (i) or (ii) of Section 4.06(a) and clauses (a), (b), (d), (h) and (j) of this paragraph, subject, in the case of clauses (a), (b) and (j) of this paragraph, to the limitations set forth in the respective provisos thereto.

                           "Permitted Liens" means:

                           (a) Liens to secure  Debt  permitted  to be  Incurred
                  under clause (b) of the definition of the term "Permitted Debt", provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

                           (b) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

                           (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

                           (d) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

                           (e) Liens on  Property at the time the Company or any
                  Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

                           (f) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

                           (g) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

                           (h) utility easements, building restrictions and such
                  other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

                           (i) Liens existing on the Issue Date not otherwise
                  described in clauses (a) through (h) above; or

                           (j) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause
                  (a), (e), (f) or (i) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of (i) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause
                  (a), (e), (f) or (i) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture and (ii) an amount necessary to pay any premiums, fees and other expenses incurred by the Company in connection with such Refinancing.

                           "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing, (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced, (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced and (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced; provided, however, that Permitted Refinancing Debt shall not include (x) Debt of a Subsidiary that Refinances Debt of the Company or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

                           "Person" means any individual, corporation, partnership, company (including any limited liability company), joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                           "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

                           "principal" of the Securities means the principal amount of the Securities plus the premium, if any, on the Securities.

                           "Principal Property" means any Property owned or leased by the Company or any Subsidiary of the Company, the gross book value of which exceeds one percent of Consolidated Net Worth.

                           "Property" means, with respect to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                           "Rating Agencies" mean Moody's and S&P.

                           "Redeemable Dividend" means, for any dividend with respect to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

                           "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable for Debt or Disqualified Stock.

                           "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                           "Restricted Subsidiary" means (a) any Subsidiary of the Company after the Issue Date unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to Section 4.10 and (b) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to
         Section 4.10.

                           "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

                           "Sale and Leaseback Transaction" means any arrangement with any Person (other than the Company or any Restricted
         Subsidiary) providing for the leasing by the Company or a Restricted Subsidiary of any Property owned by the Company or such Restricted Subsidiary (except for leases for a term of not more than three years), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person on the security of such Property more than 365 days after the acquisition thereof or the completion of construction and commencement of full operation thereof.

                           "Securities" means the Securities issued under this Indenture.

                           "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                           "Stated Maturity" means, with respect to any security or any installment of interest thereon, the date specified in such security as the fixed date on which the principal (or, for purposes of Section 6.01(a), the premium, if any) of such security or such installment of interest is due and payable.

                           "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

                           "Subsidiary", in respect of any Person, means (i) any Person of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture or other Person in which such Person or one or more of the Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

                           "TIA" means the Trust Indenture Act of 1939
         (15 U.S.C.ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

                           "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                           "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                           "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                           "Unrestricted Subsidiary" means (a) any Subsidiary of the Company in existence on the Issue Date that is not a Restricted Subsidiary; (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted pursuant to Section 4.10 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

                           "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                           "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                           "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (other than directors' qualifying shares) is at such time owned by the Company or one or more other Wholly Owned Subsidiaries.

                           SECTION 1.02.  Other Definitions.

                                                         Defined in
                       Term                               Section

                  "Bankruptcy Law" .......................6.01
                  "covenant defeasance option" ...........8.01(b)
                  "Custodian" ............................6.01
                  "Exchange Securities"...................Preamble
                  "Event of Default" .....................6.01
                  "Initial Securities"....................Preamble
                  "legal defeasance option" ..............8.01(b)
                  "Legal Holiday" ........................10.08
                  "Paying Agent" .........................2.03
                  "Private Exchange Securities"...........Preamble
                  "Registrar".............................2.03
                  "Securities"............................Preamble

                           SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                           "indenture securities" means the Securities;

                           "indenture security holder" means a Securityholder;

                           "indenture to be qualified" means this Indenture;

                           "indenture trustee" or "institutional trustee" means the Trustee; and

                           "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                           All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                           SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                           (1) a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                           (3) "or" is not exclusive;

                           (4) "including" means including without limitation;

                           (5) words in the singular include the plural and words in the plural include the singular;

                           (6) unsecured  Indebtedness shall not be deemed to be
                  subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                           (7) the principal  amount of any noninterest  bearing
                  or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                           (8) the greater of the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                    ARTICLE 2

                                 The Securities

                           SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in Appendix A which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

                           SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                           If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                           A Security shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                           The Trustee shall authenticate and deliver Securities for original issue upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

                           The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                           SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                           The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                           The  Company   initially   appoints  the  Trustee  as
         Registrar and Paying Agent in connection with the Securities.

                           SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying

         Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                           SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                           SECTION 2.06. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                           Every   replacement   Security   is   an   additional
obligation of the Company.

                           SECTION 2.07. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                           If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                           If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                           SECTION 2.08. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                           SECTION  2.09.  Cancelation.  The Company at any time
         may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

                           SECTION 2.10. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                           SECTION 2.11. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                    ARTICLE 3

                                   Redemption

                           SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

                           The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                           SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed at any time, selection of Securities for redemption may be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method that the Trustee shall deem fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                           SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                           The  notice  shall  identify  the  Securities  to  be
redeemed and shall state:

                           (1) the redemption date;

                           (2) the redemption price;

                           (3) the name and address of the Paying Agent;

                           (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                           (6) that,  unless the Company defaults in making such
                  redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                           (7)  that  no   representation  is  made  as  to  the
                  correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section. The notice of redemption may omit the redemption price, provided that the calculation thereof is set forth in such notice. The redemption price, as so calculated, shall be set forth in an Officers' Certificate delivered to the Trustee no later than two Business Days prior to the applicable redemption date.

                           SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                           SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation.

                           SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

                           SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                           The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                           SECTION 4.02. Commission Reports. The Company shall provide the Trustee and Securityholders, within 15 days after it files them with the Commission, copies of its annual report and the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Commission and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

         The Company also shall comply with the other provisions of TIA ss. 314(a).

                           SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

                           SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                           SECTION  4.05.  Corporate  Existence.  Subject to the
         provisions of Article 5, the Company will do or cause to be done all things necessary to and will cause each of its Subsidiaries to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such material right or franchise or the corporate existence of any of its Subsidiaries if (a) the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and (b) the loss thereof is not
         disadvantageous   in  any  material  respect  to  the  Holders  of  the
         Securities.

                           SECTION 4.06. Limitation on Debt. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either such Debt is (i) Debt of the Company, provided that, after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00, (ii) Debt of the Company evidenced by the Securities or (iii) Permitted Debt of the Company or any Restricted Subsidiary.

                           (b) Notwithstanding Section 4.06(a), the Company shall not Incur any Permitted Debt if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

                           (c) After the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and the Restricted Subsidiaries shall be released from their obligations to comply with this Section 4.06. The Company shall notify the Trustee when it reaches Investment Grade Status.

                           SECTION 4.07. Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Principal Property or any Capital Stock or Debt of any Restricted Subsidiary (whether such Principal Property, Capital Stock or Debt are now owned or hereafter acquired), or any interest therein or any increase or profits therefrom, unless all payments due under the Indenture and the Securities are secured on an equal and ratable basis with (or prior to) the obligations so secured, except in the case of Permitted Liens or as provided under Section 4.09.

                           SECTION 4.08. Limitation on Sale and Leaseback Transactions. Except as provided under Section 4.09, the Company shall not, and shall not permit any Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless either (i) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of this Indenture, to Incur Debt secured by a Lien on the Property to be leased in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the Securities, or (ii) the Company, within 180 days after the effective date of such transaction, applies to the voluntary retirement of its Funded Debt an amount equal to the value of such transaction, defined as the greater of the net proceeds of the sale of the Property leased in such transaction or the fair value, in the opinion of the Board of Directors, of the leased Property at the time such transaction was entered into.

                           SECTION 4.09. Exempted Debt. Notwithstanding the provisions contained in Sections 4.07 and 4.08, the Company and its Restricted Subsidiaries may issue, assume or guarantee Debt which would otherwise be subject to the limitation of Section 4.07, without
         securing  the  Securities,   or  may  enter  into  Sale  and  Leaseback
         Transactions  which would  otherwise  be subject to the  limitation  of
         Section 4.08, without retiring Funded Debt, or enter into a combination of such transactions, if the sum of (i) the principal amount of such Debt or Attributable Debt in respect of such Sale and Leaseback Transaction, as the case may be, and (ii) the principal amount of all other such Debt and Attributable Debt in respect of Sale and Leaseback Transactions then outstanding, does not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as shown in the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination.

                           SECTION 4.10. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (b) the Subsidiary to be so designated is not obligated under any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of the Company or of any Restricted Subsidiary and (c) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) such designation is effective immediately upon such entity becoming a Subsidiary of the Company. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted
         Subsidiary;  provided,  however,  that  such  Subsidiary  shall  not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if (A) such Subsidiary is a Subsidiary of a Restricted Subsidiary (other than a Wholly Owned Subsidiary) or (B) either of the requirements set forth in clauses (x) and (y) of the immediately following paragraph will not be satisfied after giving pro forma effect to such classification. Except as provided in the first sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

                           The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) subject to Section 4.06(c), the Company could Incur at least $1.00 of additional Debt pursuant to clause (i) of Section 4.06(a) and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

                           Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate (a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).


                                    ARTICLE 5

                                Successor Company

                           SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate or amalgamate with or merge into any other Person or convey, transfer, lease or otherwise dispose of its Property substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its Property substantially as an entirety to the Company, unless:

                           (1) in case the Company shall consolidate or amalgamate with or merge into another Person or convey, transfer, lease or otherwise dispose of its Property substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the Property of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

                           (2) immediately before and after giving effect to such transaction on a pro forma basis, no Default shall have happened and be continuing; and

                           (3) the  Company  has  delivered  to the  Trustee  an
                  Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                           SECTION 5.02. Successor Substituted. Upon any consolidation or amalgamation by the Company with, or merger of the Company into, any other Person or any conveyance, transfer, lease or other disposition of the Property of the Company substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a conveyance, transfer, lease or disposition, the predecessor Person shall be released from its obligations and covenants under this Indenture and the Securities.


                                    ARTICLE 6

                              Defaults and Remedies

                           SECTION 6.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (1) the Company defaults in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                           (2) the Company defaults in the payment of the
                  principal of any Security at its Stated Maturity; or

                           (3) the Company fails to comply with Article 5; or

                           (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty addressed in clauses (1), (2) or
                  (3)), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                           (5) acceleration of, or failure by the Company or any
                  Restricted Subsidiary to pay when due, the principal of any Debt for money borrowed of the Company or any Restricted Subsidiary having an aggregate principal amount at the time in excess of $10,000,000 or its foreign currency equivalent at such time, if such acceleration is not annulled, or such Debt is not discharged, by the end of a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the

                  Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                           (6) any  judgement or  judgements  for the payment of
                  money in an uninsured aggregate amount in excess of $10,000,000 or its foreign currency equivalent at the time shall be rendered against the Company or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall be in effect; or

                           (7) the Company or any Significant Subsidiary
                  pursuant to or within the meaning of any Bankruptcy Law:

                                    (A) commences a voluntary case;

                                    (B) consents to the entry of an order for
                  relief against it in an involuntary case;

                                    (C) consents to the appointment of a
                  Custodian of it or for any substantial part of its Property;
                           or

                                    (D) makes a general assignment for the
                  benefit of its creditors;

                  or takes any comparable action under any foreign laws relating to insolvency; or

                           (8) a court of competent jurisdiction enters an order
                   or decree under any Bankruptcy Law that:

                                    (A) is for relief against the Company or any
                   Significant Subsidiary in an involuntary case;

                                    (B) appoints a Custodian of the Company or
                   any Significant Subsidiary or for any substantial part of its Property;

                                    (C) orders the winding up or liquidation of
                   the Company or any Significant Subsidiary; or

                                    (D) grants any similar relief under any
                   foreign laws;

                   and in each such case the order or decree remains unstayed and in effect for 60 days.

                           The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                           SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of the Securities to be due and payable. Upon such a declaration, such principal shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or 6.01(8) occurs with respect to the Company, the principal of the Securities shall automatically and without any action by the Trustee or any Holder, become immediately due and payable.

                           At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 6 provided, the Holders of a majority in principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                           SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                           The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                           SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except
         (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section
         9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                           SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnity against all losses and expenses caused by taking or not taking such action.

                           SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                           (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

                           (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

                           (3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

                           The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                           SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in this Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                           SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                           SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                           SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                           FIRST:  to the Trustee for amounts due under
         Section 7.07;


                           SECOND: to Securityholders for amounts due and unpaid
                  on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                           THIRD:  to the Company.

                           The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                           SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                           SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     Trustee

                           SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                           (b)  Except  during  the  continuance  of an Event of
                  Default:

                           (1) the Trustee undertakes to perform such duties and
                  only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the  absence  of bad  faith on its  part,  the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                           (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                           (1) this  paragraph  does not  limit  the  effect  of
                  paragraph (b) of this Section;

                           (2) the Trustee  shall not be liable for any error of
                  judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3) the Trustee  shall not be liable with  respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                           (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                           (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                           (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                           (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                           (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                           SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                           (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                           (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                           SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                           SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                           SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                           SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 1998, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 each year that complies with TIA ss. 313(a), if and to the extent required by said subsection. The Trustee also shall comply with TIA ss. 313(b).

                           A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                           SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                           To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                           The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                           SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                           (1) the Trustee fails to comply with Section 7.10;

                           (2) the Trustee is adjudged bankrupt or insolvent;

                           (3) a receiver or other public  officer  takes charge
                  of the Trustee or its property; or

                           (4) the Trustee otherwise becomes incapable of
                  acting.

                           If the Trustee resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                           A   successor   Trustee   shall   deliver  a  written
         acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The
         successor   Trustee   shall  mail  a  notice  of  its   succession   to

         Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                           If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                           Notwithstanding   the   replacement  of  the  Trustee
         pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                           SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

                           In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                           SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                           SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

                           SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to
         Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3, and the
         Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                           (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.06, 4.07, 4.08, 4.09 and 4.10 and the operation of Sections 6.01(4) (to the extent relating to such other Sections), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections
         6.01(7) and (8), with respect only to Significant Subsidiaries) and its obligations under Sections 5.01(2) and 5.01(3) and the related operation of Section 6.01(3) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                           If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3) and 6.01(4) (with respect to the provisions of Articles 4 and 5 referred to in the immediately preceding paragraph) and Sections 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in
         the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries).

                           Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                           (c) Notwithstanding Sections 8.01(a) and (b), the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 and Appendix A shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 shall survive.

                           SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                           (1) the  Company  irrevocably  deposits in trust with
                  the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                           (2) the Company delivers to the Trustee a certificate
                  from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                           (3) 123  days  pass  after  the  deposit  is made and
                  during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                           (4) the deposit does not  constitute a default  under
                  any other agreement binding on the Company;

                           (5) the Company delivers to the Trustee an Opinion of
                  Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                           (6) in the case of the legal defeasance  option,  the
                  Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                           (7) in the case of the  covenant  defeasance  option,
                  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                           (8) the Company  delivers to the Trustee an Officers'
                  Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                           Before  or  after a  deposit,  the  Company  may make
         arrangements   satisfactory  to  the  Trustee  for  the  redemption  of
         Securities at a future date in accordance with Article 3.

                           SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                           SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                           Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                           SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                           SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

                           SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                           (1) to cure any ambiguity, omission, defect or inconsistency;

                           (2) to comply with Article 5;

                           (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                           (4) to add guarantees with respect to the Securities,
                  or to secure the Securities;

                           (5) to add to the  covenants  of the  Company for the
                  benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                           (6) to comply with any requirements of the Commission
                  in   connection   with   qualifying,    or   maintaining   the
                  qualification of, this Indenture under the TIA; or

                           (7) to make any change that does not adversely affect
                  the rights of any Securityholder.

                           After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                           SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the
         Holders of at least a majority in aggregate principal amount of the outstanding Securities. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

                           (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                           (2) reduce the rate of or extend the time for payment
                  of interest on any Security;

                           (3) reduce the principal of or extend the Stated Maturity of any Security;

                           (4) reduce the amount  payable upon the redemption of
                  any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                           (5) make any Security  payable in a place or in money
                  other than that stated in the Security;

                           (6) impair the right of any Holder to receive payment
                  of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for enforcement of any payment on or with respect to such Holder's Securities; or

                           (7) make any  change in  Section  6.04 or 6.07 or the
                  second sentence of this Section.

                           It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                           After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                           SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                           SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                           SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                           SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if such amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                           SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                  Miscellaneous

                           SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                           SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) addressed as follows:

                                        if to the Company:

                                        Lilly Industries, Inc.
                                        733 South West Street
                                        Indianapolis, IN 46225
                                        Fax:  (317) 687-6710

                                        Attention: John C. Elbin

                                        if to the Trustee:

                                        Harris Trust and Savings Bank
                                        111 West Monroe, Floor 6W
                                        Chicago, IL 60603

                                        Attention:  Corporate Trust Department

                           The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                           Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                           Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                           SECTION 10.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                           SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                           (1) an Officers'  Certificate  in form and  substance
                  reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) an  Opinion  of  Counsel  in form  and  substance
                  reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                           SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                           (1) a  statement  that  the  individual  making  such
                  certificate or opinion has read such covenant or condition;

                           (2) a brief  statement  as to the nature and scope of
                  the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement  as to whether or not, in the opinion
                  of such individual, such covenant or condition has been complied with.

                           SECTION  10.06.  When  Securities   Disregarded.   In
         determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                           SECTION 10.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, any co-registrar the Paying Agent may make reasonable rules for their functions.

                           SECTION 10.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 10.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 10.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 10.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 10.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                             LILLY INDUSTRIES, INC.,

                                              by /s/ John C. Elbin

                                      Name: John C. Elbin
                                     Title: Vice President, Chief Financial
                                            Officer and Secretary


                                            HARRIS TRUST AND SAVINGS BANK,

                                              by /s/ J. Bartolini

                                      Name: J. Bartolini
                                     Title: Vice President

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                               EXCHANGE SECURITIES
                         AND PRIVATE EXCHANGE SECURITIES

                  1. Definitions

                  1.1  Definitions

                  For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                           "Definitive Security" means a certificated Initial Security or, to the extent required by applicable law, a Private Exchange Security, bearing the restricted securities legend set forth in Section 2.3(d).

                           "Depository" means The Depository Trust Company, its nominees and their respective successors.

                           "Exchange Securities" means the 7-3/4% Senior Notes Due 2007 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

                           "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                           "Initial Purchasers" means Salomon Brothers Inc, Lehman Brothers Inc. and Schroder & Co. Inc.

                           "Initial Securities" means the 7-3/4% Senior Notes Due 2007, issued under this Indenture on or about the date hereof.

                           "New Securities"  shall have the meaning set forth in
         Section 1 of the Registration Agreement.

                           "Private Exchange" means the offer by the Company, pursuant to Section 2(f) of the Registration Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange.

                           "Private   Exchange   Securities"   means  those  New
         Securities to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to the Registration Agreement.

                           "Purchase Agreement" means the Purchase Agreement dated November 5, 1997, between the Company and the Initial Purchasers.

                           "QIB"  means a  "qualified  institutional  buyer"  as
                  defined in Rule 144A.

                           "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                           "Registration   Agreement"   means  the  Registration
         Agreement dated November 5, 1997, between the Company and the Initial Purchasers.

                           "Securities"  means  the  Initial   Securities,   the
         Exchange Securities and the Private Exchange Securities, treated as a single class.

                           "Securities Act" means the Securities Act of 1933.

                           "Securities   Custodian"  means  the  custodian  with
         respect to a Global Security (as appointed by the Depository), or any successor person thereto who shall initially be the Trustee.

                           "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Agreement.

                           "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.



                  1.2  Other Definitions

                                                         Defined in
                           Term                          Section:

         "Agent Members"2.1(b)
         "Global Security"2.1(a)
         "Regulation S"2.1(a)
         "Rule 144A"2.1(a)

                  2.       The Securities.

                  2.1  Form and Dating.

                           The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement. The Initial Securities will be resold, initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A"), and in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs.

                           (a) Global Securities. Initial Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in
         Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                           (b) Book-Entry Provisions.  This Section 2.1(b) shall
                  apply only to a Global Security deposited with or on behalf of the Depository.

                           The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

                           Members  of,  or  participants   in,  the  Depository
         ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                           (c)  Definitive  Securities.  Except as  provided  in
                  Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

                  2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $100,000,000 and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000 except as provided in Section 2.07 of this Indenture.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                           (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                           (ii) are being  transferred or exchanged  pursuant to
                  an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or
                  (C) below, and are accompanied by the following additional information and documents, as applicable:

                                    (A) if such Definitive  Securities are being
                           delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                                    (B) if such Definitive  Securities are being
                           transferred to the Company, a certification to that effect; or

                                    (C) if such Definitive  Securities are being
                           transferred (x) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

                           (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                           (i) certification that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A,
                  (B) to an IAI  that  has  furnished  to the  Trustee  a signed letter or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                      (ii) written  instructions  directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                           (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company).

                           (ii) If the  proposed  transfer  is a  transfer  of a
                  beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

                           (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                           (iv) In the event that a Global Security is exchanged
                  for  Securities  in  definitive  registered  form  pursuant to
                  Section 2.4, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section
                  2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                           (d)  Legend.

                           (i) Except as permitted by the  following  paragraphs
                  (ii), (iii), (iv), (v) and (vi), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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
                           TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY
                           PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR
                           (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

                           Each Definitive Security will also bear the following additional legend:

                           "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                           (ii)  Upon  any  sale  or   transfer  of  a  Transfer
                  Restricted   Security   (including  any  Transfer   Restricted
                  Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                                    (A) in the case of any  Transfer  Restricted
                           Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                                    (B) in the case of any  Transfer  Restricted
                           Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

                           (iii) After a transfer of any Initial  Securities  or
                  Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring that any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated or global Initial Security or Private Exchange Security without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security.

                           (iv) Upon the  consummation of a Registered  Exchange
                  Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer or such other applicable exemption from registration under the Securities Act.

                           (v) Upon the  consummation of a Private Exchange with
                  respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will continue to apply, and Private Exchange Securities in global form with, to the extent required by applicable law, the Restricted Securities Legend set forth in
                  Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

                           (vi) Upon a sale or transfer of any Initial  Security
                  acquired pursuant to Regulation S, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security be issued in global form will cease to apply, and an Initial Security in certificated or global form without the Restricted Security Legend will be available to the transferee of the Holder of such Initial Securities.

                           (e) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                           (f)   Obligations   with  Respect  to  Transfers  and
                  Exchanges of Securities.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                           (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 9.05).

                           (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or 15 days before an interest payment date.

                           (iv) Prior to the due  presentation  for registration
                  of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                           (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                           (g)  No Obligation of the Trustee.

                           (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                           (ii) The Trustee  shall have no obligation or duty to
                  monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  2.4  Certificated Securities.

                           (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                           (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global
         Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

                           (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                           (d) In the event of the occurrence of either of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                         EXHIBIT 1 TO APPENDIX A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

                           THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (5) PURSUANT TO AN EXEMPTION

         FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

                           [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.] No. $100,000,000 CUSIP No.:

                          7-3/4% Senior Notes Due 2007


                           LILLY INDUSTRIES, INC., an Indiana corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum set forth in the Schedule of Increases and Decreases in Global Security on December 1, 2007.

                           Interest Payment Dates:  June 1 and December 1

                           Record Dates:  May 15 and November 15.


                           Additional  provisions of this Security are set forth
on the other side of this Security.

                             LILLY INDUSTRIES, INC.,

                                       by

                             -----------------------




                             -----------------------


         [CORPORATE SEAL]


         Dated:  November 10, 1997

         TRUSTEE'S CERTIFICATE OF
                  AUTHENTICATION

         HARRIS TRUST AND
                  SAVINGS BANK,
         as Trustee, certifies that this
         is one of the Securities referred
         to in the Indenture.

           by
             -----------------------------
             Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]


                           7-3/4% Senior Note Due 2007



         1.  Interest

                           (a) LILLY INDUSTRIES, INC. an Indiana corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 10, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                           (b) The holder of this Security is entitled to the benefits of the Registration Agreement dated November 5, 1997, between the Company and the Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 90th day following the date of the original issuance of the Securities, (ii) neither the Exchange Offer Registration Statement nor the Shelf Registration
         Statement has been declared effective on or prior to the 150th day following the date of the original issuance of the Securities, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 180th day following the date of the original issuance of the Securities, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a "Registration Default"), interest (the "Special Interest") shall accrue (in addition to stated interest on the Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the Securities; provided, however, that such rate per annum shall increase by 0.25% per annum for each such Registration Default unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Special Interest accrue at a rate in excess of 1.00% per annum. The Special Interest will be payable in cash semiannually in arrears each June 1 and December 1.


         2.  Method of Payment

                           The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).


         3.  Paying Agent and Registrar

                           Initially, Harris Trust and Savings Bank, an Illinois banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.


         4.  Indenture

                           The Company issued the Securities under an Indenture dated as of November 10, 1997 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                           The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture issued in an aggregate principal amount of $100,000,000. The Securities include the Initial Securities and any Private Exchange Securities or Exchange Securities issued in exchange for Initial Securities. The Initial Securities, the Private Exchange Securities and the Exchange Securities are treated as a single class of securities under the Indenture.

                           The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either such Debt pro forma is (a) Debt of the Company, provided that, after giving pro forma effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00, (b) Debt of the Company evidenced by the Securities or (c) Permitted Debt of the Company or any Restricted Subsidiary. The foregoing covenant will be applicable to the Company and the Restricted Subsidiaries unless the Company reaches Investment Grade Status. After the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and the Restricted Subsidiaries will be released from their obligations to comply with the foregoing covenant.

                           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Principal Property or any Capital Stock or Debt of any Restricted Subsidiary (whether such Principal Property, Capital Stock or Debt are now owned or hereafter acquired), or any interest therein or any increase or profits therefrom, unless all payments due under the Indenture and the Securities are secured on an equal and ratable basis with (or prior to) the obligations so secured, except for Permitted Liens or as provided in the second to the last paragraph of this
         Section 4.

                           The Company will not, and will not permit any Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of the Indenture, to Incur Debt secured by a Lien on the Property to be leased in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the Securities, or (b) the Company, within 180 days after the effective date of such transaction, applies to the voluntary retirement of its Funded Debt an amount equal to the value of such transaction, defined as the greater of the net proceeds of the sale of the Property leased in such transaction or the fair value, in the opinion of the Board of Directors, of the leased Property at the time such transaction was entered into.

                           Notwithstanding the foregoing limitations on Liens and Sale and Leaseback Transactions, the Company and its Restricted Subsidiaries may issue, assume or guarantee Debt secured by a Lien without securing the Securities, or may enter into Sale and Leaseback Transactions without retiring Funded Debt, or enter into a combination of such transactions, if the sum of (x) the principal amount of such Debt or the Attributable Debt in respect of such Sale and Leaseback Transaction, as the case may be, and (y) the principal amount of all other such Debt and all other Attributable Debt in respect of Sale and Leaseback Transactions then outstanding, does not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as shown in the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination.

                           The Company, without the consent of the Holders of any of the outstanding Securities, may consolidate or amalgamate with or merge into any other Person or convey, transfer, lease or otherwise dispose of its Property substantially as an entirety to any Person or may permit any Person to consolidate or amalgamate with or merge into, or convey, transfer, lease or otherwise dispose of its Property substantially as an entirety to, the Company; provided, however, that
         (a) the successor, transferee or lessee is organized under the laws of any United States jurisdiction; (b) the successor, transferee or lessee, if other than the Company, expressly assumes the Company's obligations under the Indenture and the Securities by means of a supplemental indenture entered into with the Trustee; (c) immediately before and after giving effect to the transaction on a pro forma basis, no Default shall have occurred and be continuing; and (d) certain other conditions are met. Under any consolidation or amalgamation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer, lease or other disposition of the Property of the Company substantially as an entirety as described in the preceding sentence, the successor resulting from such consolidation or amalgamation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer, lease or disposition is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter, except in the case of a conveyance, transfer, lease or disposition, the predecessor (if still in existence) will be released from its obligations and covenants under the Indenture and the Securities.


         5. Optional Redemption

                           The Securities will be redeemable, at the option of the Company, in whole or in part at any time or from time to time, upon not less than 30 and not more than 60 days' notice as provided in the Indenture, on any date prior to maturity (the "Redemption Date") at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) plus a Make-Whole Premium, if any (the "Redemption Price"). In no event will the Redemption Price ever be less than 100% of the principal amount of the Securities plus accrued interest to the Redemption Date.

                           The amount of the Make-Whole Premium with respect to any Security (or portion thereof) to be redeemed will be equal to the excess, if any, of:

                           (1) the sum of the present  values,  calculated as of
                  the Redemption Date, of:

                                    (a) each interest payment that, but for such redemption, would have been payable on the Security (or portion thereof) being redeemed on each interest payment date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                                    (b) the principal amount that, but for such redemption, would have been payable at the final maturity of the Security (or portion thereof) being redeemed;

                           over

                           (2) the principal  amount of the Security (or portion
                  thereof) being redeemed.

                           The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 50 basis points.

                           The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Salomon Brothers Inc or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

                           For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date.

                           The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.


         6. Sinking Fund

                           The Securities are not subject to any sinking fund.


         7.  Notice of Redemption

                           Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

         8.  Denominations; Transfer; Exchange

                           The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.


         9.  Persons Deemed Owners

                           The registered Holder of this Security may be treated
as the owner of it for all purposes.


         10.  Unclaimed Money

                           If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


         11.  Discharge and Defeasance

                           Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


         12.  Amendment, Waiver

                           Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 of the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iv) to add guarantees with respect to the Securities or to secure the Securities, (v) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right power conferred upon the Company,
         (vi) to comply with any requirement of the Commission in connection with qualifying the Indenture under the TIA, or (vii) to make any change that does not adversely affect the rights of any Securityholder.

         13.  Defaults and Remedies

                           If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency of the Company are Events of Default which shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                           Securityholders  may not enforce the Indenture or the
         Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.


         14.  Trustee Dealings with the Company

                           Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


         15.  No Recourse Against Others

                           A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


         16.  Authentication

                           This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


         17.  Abbreviations

                           Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


         18.  Governing Law

                           THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         19.  CUSIP Numbers

                           Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                           The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security.
         -------------------------------------------------------------

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below:

         I or we assign and transfer this Security to


                  (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)


         and irrevocably appoint
         as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


         --------------------------------------------------------------

         Date: ________________ Your Signature: _______________________


         --------------------------------------------------------------
         Sign exactly as your name appears on the other side of this Security.

         In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

         CHECK ONE BOX BELOW

                  (1)     G       to the Company; or

                  (2)     G       pursuant to an effective registration
                          statement under the Securities Act of 1933; or

                  (3) G inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

                  (4) G inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7)
                          of Regulation D under the  Securities Act of
                          1933) that has  furnished  to the  Trustee a
                          signed     letter     containing     certain
                          representations  and agreements (the form of
                          which  letter  can  be  obtained   from  the
                          Trustee or the Company); or

                  (5) G outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

                  (6) G pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

                  Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.



                                                            Your Signature



         Signature Guarantee:

         Date: Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee



         Signature of Signature Guarantee

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________             _______________________________
                           NOTICE:  To be executed by
                              an executive officer


                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

    The initial principal amount of this Global Security is $[                ].
The following increases or decreases in this Global Security have been made:

  Date of                Amount of decrease     Amount of increase     Principal amount of    Signature of
  Exchange               in Principal Amount    in Principal Amount    this Global Security   authorized officer
                         of this Global         of this Global         following such         of Trustee or
                         Security               Security               decrease or increase   Securities Custodian

  ---------------        -----------------      ------------------     ------------------     ------------------


              EXHIBIT A


             [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]

           */
           **/

           No.:$100,000,000
           CUSIP No.:


                          7-3/4% Senior Notes Due 2007


           LILLY INDUSTRIES, INC., an Indiana corporation,
           promises to pay to                        , or
           registered assigns, the principal sum of 100,000,000
           Dollars on December 1, 2007.


           Interest Payment
           Dates:  June 1 and December 1.


           Record
           Dates:  May 15 and November 15.


           */ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES]
           - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

           **/ [If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add, to the extent required by applicable law, the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]



           Additional provisions of this Security are set forth on the other side of this Security.


           LILLY INDUSTRIES, INC.,


             by


           --------------------------



           --------------------------


           [CORPORATE
           SEAL]


           Dated: November 10, 1997

           TRUSTEE'S CERTIFICATE OF AUTHENTICATION

           HARRIS TRUST AND SAVINGS BANK, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

             by

             ------------------------

            Authorized
           Signatory

    [FORM OF REVERSE SIDE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]



                           7-3/4% Senior Note Due 2007


           1.  Interest


           LILLY INDUSTRIES INC., an Indiana corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided however, that if a Registration Default (as defined in the Registration Agreement) occurs, interest will accrue on this Security at a rate of 0.25% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured] ***/. The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 10, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.













           ---------------
           ***/ Insert if at the time of issuance of the Exchange Security or Private Exchange Security (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Agreement.


           2.  Method of Payment


           The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

           3.  Paying Agent and Registrar


           Initially, Harris Trust and Savings Bank, an Illinois Banking Association, (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

           4. Indenture


           The Company issued the Securities under an Indenture dated as of November 10, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.


           The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount (subject to
           Section 2.07 of the Indenture). This Security is one of the Exchange Securities or Private Exchange Securities referred to in the Indenture issued in exchange for Initial Securities. The Initial Securities were issued in an aggregate principal amount of $100,000,000. The Initial Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture.


           The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either such Debt is
           (a) Debt of the Company, provided that, after giving proforma effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00, (b) Debt of the Company evidenced by the Securities or (c) Permitted Debt of the Company or any Restricted Subsidiary. The foregoing covenant will be applicable to the Company and the Restricted Subsidiaries unless the Company reaches Investment Grade Status. After the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and the Restricted Subsidiaries will be released from their obligations to comply with the foregoing covenant.


           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Principal Property or any Capital Stock or Debt of any Restricted Subsidiary (whether such Principal Property, Capital Stock or Debt are now owned or hereafter acquired), or any interest therein or any increase or profits therefrom, unless all payments due under the Indenture and the Securities are secured on an equal and ratable basis with (or prior to) the obligations so secured, except for Permitted Liens or as provided in the second to the last paragraph of this Section 4.


           The Company will not, and will not permit any Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless either (a) the Company or such Restricted

           Subsidiary would be entitled, pursuant to the provisions of the Indenture, to Incur Debt secured by a Lien on the Property to be leased in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the Securities, or (b) the Company, within 180 days after the effective date of such transaction, applies to the voluntary retirement of its Funded Debt an amount equal to the value of such transaction, defined as the greater of the net proceeds of the sale of the Property leased in such transaction or the fair value, in the opinion of the Board of Directors, of the leased Property at the time such transaction was entered into.


           Notwithstanding the foregoing limitations on Liens and Sale and Leaseback Transactions, the Company and its Restricted Subsidiaries may issue, assume or guarantee Debt secured by a Lien without securing the Securities, or may enter into Sale and Leaseback
           Transactions without retiring Funded Debt, or enter into a combination of such transactions, if the sum of (x) the principal amount of such Debt or the Attributable Debt in respect of such Sale and Leaseback Transaction, as the case may be, and (y) the principal amount of all other such Debt and all other Attributable Debt in respect of Sale and Leaseback Transactions then outstanding, does not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as shown in the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination.


           The Company, without the consent of the Holders of any of the outstanding Securities, may consolidate or amalgamate with or merge into any other Person or convey, transfer, lease or otherwise dispose of its Property substantially as an entirety to any Person or may permit any Person to consolidate or amalgamate with or merge into, or convey, transfer, lease or otherwise dispose of its Property substantially as an entirety to, the Company; provided, however, that
           (a) the successor, transferee or lessee is organized under the laws of any United States jurisdiction; (b) the successor, transferee or lessee, if other than the Company, expressly assumes the Company's obligations under the Indenture and the Securities by means of a supplemental indenture entered into with the Trustee; (c) immediately before and after giving effect to the transaction on a pro forma basis, no Default shall have occurred and be continuing; and (d) certain other conditions are met. Under any consolidation or amalgamation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer, lease or other disposition of the Property of the Company substantially as an entirety as described in the preceding sentence, the successor resulting from such consolidation or amalgamation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer, lease or disposition is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter, except in the case of a conveyance, transfer, lease or disposition, the predecessor (if still in existence) will be released from its obligations and covenants under the Indenture and the Securities.


           5. Optional Redemption


           The Securities will be redeemable, at the option of the Company, in whole or in part at any time or from time to time, upon not less than 30 and not more than 60 days' notice as provided in the Indenture, on any date prior to maturity (the "Redemption Date") at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) plus a Make-Whole Premium, if any (the "Redemption Price"). In no event will the Redemption Price ever be less than 100% of the principal amount of the Securities plus accrued interest to the Redemption Date.

           The amount of the Make-Whole Premium with respect to any Security (or portion thereof) to be redeemed will be equal to the excess, if any, of:


                    (1) the sum of the present values, calculated as of the Redemption Date, of:

                             (a) each interest payment that, but for such redemption, would have been payable on the Security (or portion thereof) being redeemed on each interest payment date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                             (b) the principal amount that, but for such redemption, would have been payable at the final maturity of the Security (or portion thereof) being redeemed;


                    over


                    (2) the principal amount of the Security
                    (or portion thereof) being redeemed.


           The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 50 basis points.


           The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Salomon Brothers Inc or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").


           For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date.


           The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the
           "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the

           United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.


           6.  Sinking Fund


           The Securities are not subject to any sinking fund.


           7.  Notice of Redemption


           Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


           8.  Denominations; Transfer; Exchange


           The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption
           (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.


           9.  Persons Deemed Owners


           The registered Holder of this Security may be treated as the owner of it for all purposes.


           10. Unclaimed Money


           If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

           11. Discharge and Defeasance


           Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


           12. Amendment, Waiver


           Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 of the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iv) to add guarantees with respect to the Securities or to secure the Securities, (v) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right power conferred upon the Company, (vi) to comply with any requirement of the Commission in connection with qualifying the Indenture under the TIA, or (vii) to make any change that does not adversely affect the rights of any Securityholder.


           13. Defaults and Remedies


           If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency of the Company are Events of Default which shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.


           Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.


           14. Trustee Dealings with the Company


           Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


           15.  No Recourse Against Others


           A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


           16.  Authentication


           This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating
           agent) manually   signs   the   certificate   of
           authentication on the other side of this Security.


           17.  Abbreviations


           Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT
           (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


           18. Governing Law


           THIS SECURITY SHALL BE GOVERNED BY, AND
           CONSTRUED IN ACCORDANCE WITH, THE
           LAWS OF THE STATE OF NEW YORK
           BUT WITHOUT GIVING EFFECT TO APPLICABLE
           PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT
           THE APPLICATION OF THE LAWS OF
           ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


           19.  CUSIP Numbers


           Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security.



           ------------------------------------------------------------

            ASSIGNMENT
               FORM

           To assign this Security, fill in the form below:

           I or we assign and transfer this Security to



           (Print or type assignee's name, address and zip code)


           (Insert assignee's soc. sec. or tax I.D. No.)


           and irrevocably appoint as agent to transfer this Security on the books of the Company.
           The agent may substitute another to act for him.



           ------------------------------------------------------------

           Date:
           --------------
           Your
           Signature:
           -----------------------



           -----------------------------------------------------------
           Sign exactly as your name appears on the other side of this Security.